Exhibit 99.1

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FOR IMMEDIATE RELEASE

Espey Announces 4th Quarter Dividend ...

Saratoga Springs, NY; May 18, 2007- The Board of Directors of Espey Mfg. & Electronics Corp., (AMEX:ESP) has declared a cash dividend of $.15 per share for the fourth quarter of the fiscal year ending June 30, 2007. The dividend will be payable on June 22, 2007, to all shareholders of record as of June 1, 2007.

The Board of Directors also increased to $2 million an existing authorization allowing management to repurchase Company stock periodically.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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